Exhibit 99.1

B2Digital Updates Shareholders Following Sold-Out Nashville Event, Launches New B2FS Website

TAMPA, FL, June 3, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to update current and prospective shareholders on B2FS 123 results and to announce the launch of its new B2 Fighting Series MMA website, www.b2fs.com, which features access to information about upcoming fights, tickets, fighter rankings and statistics, and much more.

Saturday’s B2FS 123 Live MMA event was a pulse-pounding night of 13 amateur and professional bouts in front of a capacity crowd at the Farm Bureau Expo Center in Nashville, Tennessee.

“Whether you’re a fan of spectacular KO’s, tactful submissions, or two-way action that lasts to the final bell and the judges’ cards, Saturday night in Nashville had something for every fan,” commented Brandon ‘Hardrock’ Higdon, the B2 Fighting Series Matchmaker. “Sanford MMA’s Anthony Canzano beat the #4 ranked Pro Flyweight Nathan Lindsay by second round TKO in the night’s Main Event. Roufusport had 4 fighters on the card and went a very impressive 4-0 on the night.”

Management notes that the Company continues to see accelerating revenue gains from its Live Events, in both aggregate and average per-fight take, from both gate and pay-per-view streams. Gate sales from B2FS Live Events have now climbed to an average of $20k per event, with an average of $8k more coming through PPV sales. The Company has eight more Live MMA Events on the schedule this quarter.

Greg P. Bell, CEO of B2Digital, noted, “Saturday’s metrics continued to indicate rapid brand growth and a real hunger for live combat sports among our fans. With eight more big events to go this quarter, we are on pace to shatter prior Company records in just about every measure. Our new website promises to add an extra tailwind, with user-friendly functionality and a wealth of information that will help our fans, fighters, and followers track the growth of our aspiring future MMA stars.”

About B2Digital Inc.

With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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